Exhibit 99.1

Party City Announces Expiration and Final Results of Previously Announced Exchange Offers, Consent Solicitations and Rights Offering

ELMSFORD, N.Y., July 27, 2020—Party City Holdco Inc. (together with its subsidiaries, the “Company”) today announced that:

•	its previously announced Exchange Offers, Consent Solicitations and Rights Offering (each as defined below) each have expired in accordance with their terms;

•	approximately 84.7% of the Existing Notes (as defined below) were validly tendered and accepted for exchange by the Company in the Exchange Offers;

•	in connection with the closing of the Exchange Offers, the Company has waived the related minimum participation condition; and

•	the Exchange Offers and the Rights Offering are expected to settle on or about July 30, 2020 (the “Settlement Date”).

The Company’s announcement relates to its previously announced (i) offers to exchange (the “Exchange Offers”) any and all of the outstanding (x) $350,000,000 aggregate principal amount of existing unsecured 6.125% Senior Notes due 2023 (the “2023 Notes”) and (y) $500,000,000 aggregate principal amount of existing unsecured 6.625% Senior Notes due 2026 (the “2026 Notes” and, together with the 2023 Notes, the “Existing Notes”) issued by its wholly-owned subsidiary Party City Holdings, Inc. (“Holdings”) for: (A) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (B) 5.00% Cash/PIK / 5.00% PIK Senior Secured Second Lien Notes due 2026 (the “Second Lien Anagram Notes”) to be co-issued by Anagram Holdings, LLC, a wholly owned subsidiary of Holdings (“Anagram LLC”), and Anagram International, Inc., a Minnesota corporation and direct subsidiary of Holdings, which shall become a wholly owned subsidiary of Anagram LLC upon the consummation of the Exchange Offers (together with Anagram LLC, the “Anagram Issuers”); (C) Floating Rate Senior Secured First Lien Notes due 2025 (the “First Lien Party City Notes”) to be issued by Holdings; and (D) Subscription Rights (as defined below); (ii) consent solicitations (the “Consent Solicitations”), whereby the Company solicited consents (the “Consents”) from eligible holders to certain proposed amendments (the “Proposed Amendments”) to the indentures governing the Existing Notes (the “Existing Notes Indentures”); and (iii) rights offering (the “Rights Offering”), pursuant to which certain eligible holders of Existing Notes had the right (the “Subscription Right”), but not the obligation, to subscribe for $48.82 aggregate principal amount of 10.00% Cash / 5.00% PIK Senior Secured First Lien Notes due 2025 (the “First Lien Anagram Notes”) to be issued by the Anagram Issuers, for each $1,000 principal amount of Existing Notes such eligible holders validly tendered in the Exchange Offers. Each of the Exchange Offers, the Consent Solicitations and the Rights Offering was conducted upon the terms and subject to the conditions set forth in a confidential offering memorandum, dated as of June 26, 2020, as amended, supplemented, modified and updated by Supplement No. 1, dated July 2, 2020, and Supplement No. 2, dated July 9, 2020 (as so amended, supplemented, modified and updated, the “Offering Memorandum”).

The Exchange Offers, the Consent Solicitations and the Rights Offering expired at 11:59 p.m., New York City time, on July 24, 2020 (such time and date, the “Expiration Time”). As of the Expiration Time, based on information provided by Epiq Corporate Restructuring, LLC, the information and exchange agent for the Exchange Offers and Consent Solicitations and the subscription agent for the Rights Offering, (i) approximately $719.8 million in aggregate principal amount of the Existing Notes, representing approximately 93.5% of the aggregate outstanding principal amount of the 2023 Notes and approximately 78.6% of the aggregate outstanding principal amount of 2026 Notes, had been validly tendered and accepted for exchange by the Company in connection with the Exchange Offers, (ii) sufficient Consents to effectuate the Proposed Amendments to each of the Existing Notes Indentures had been delivered and (iii) approximately $19.9 million in aggregate principal amount of the First Lien Anagram Notes had been subscribed for and accepted in the Rights Offering.

In addition, the Company today announced that it has waived the minimum participation condition applicable to the Exchange Offers as further described in the Offering Memorandum.

On the terms and subject to the conditions set forth in the Offering Memorandum, concurrently with the settlement of the Exchange Offers and the Rights Offering, the Company expects to issue approximately $90.1 million (including fees) in aggregate principal amount of additional First Lien Anagram Notes to certain backstop commitment parties and private placement commitment parties. As a result, on the Settlement Date, the Company expects to (a) issue (i) $110.0 million aggregate principal amount of First Lien Anagram Notes, (ii) $84.7 million aggregate principal amount of Second Lien Anagram Notes, (iii) approximately $161.7 million aggregate principal amount of First Lien Party City Notes and (iv) approximately 15.9 million shares of Common Stock, and (b) enter into supplemental indentures to the Existing Notes Indentures effectuating the Proposed Amendments.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any security and does not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Exchange Offers, the Rights Offering and related transactions are being made in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”), have not been registered with the Securities and Exchange Commission (the “Commission”) and rely on exemptions under state securities laws.

The Exchange Offers, the Rights Offering and related transactions have not yet settled and may not occur on the terms described in this press release or at all.

About Party City

Party City Holdco Inc. is the leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. The Company is a popular one-stop shopping destination for party supplies, balloons, and costumes. In addition to being a great retail brand, the Company is a global, world-class organization that combines state-of-the-art manufacturing and sourcing operations, and sophisticated wholesale operations complemented by a multi-channel retailing strategy and e-commerce retail operations. The Company is the leading player in its category, vertically integrated and unique in its breadth and depth. The Company designs, manufactures, sources and distributes party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world. The Company’s retail operations include approximately 850 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites, principally through the domain name PartyCity.com.

Forward-Looking Statements

This release includes statements that constitute “forward-looking statements” within the meaning of Section 21E of the Exchange Act and Section 27A of the Securities Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth and the development and introduction of new products. In many cases you can identify forward-looking statements by terms such as “believes,” “anticipates,” “expects,” “targets,” “estimates,” “intends,” “will,” “may” or “plans” and similar expressions. These forward-looking statements reflect our current expectations and are based upon data available to us at the time the statements were made. Such statements are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations for reasons, among others, including (i) our ability to negotiate definitive documentation and close the Refinancing Transactions (as defined in the Offering Memorandum), (ii) the possibility that the Refinancing Transactions are delayed or do not close, including due to the inability to obtain required financing or the failure of other closing conditions, (iii) general financial or market conditions, (iv) the availability of alternative transactions, and (v) those factors described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in the Company’s Annual Report on Form 10-K (“Annual Report”) and those factors described in the “Risk Factors” section and elsewhere in the Company’s Quarterly Report on Form 10-Q, both filed with the Commission, as may be supplemented by other reports the Company files with the Commission. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for management of the Company to predict all risks, nor can the Company assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements the Company may make. All forward-looking statements are qualified by these cautionary statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations

Farah Soi / Rachel Schacter

ICR

203-682-8200

InvestorRelations@partycity.com

Media Relations

Leigh Parrish / Barrett Golden / Andrew Squire

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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